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                                                                   EXHIBIT T3G-1


                                 PXC&M Holdings,
                                    Inc. (US)


                                          100%

                        Nutritional Sourcing Corporation
                    (f/k/a: Pueblo XTRA International, Inc.)
                                      (US)


         100%                           100%                        100%

    XTRA Merger                    Pueblo
    Corporation              International, LLC                 Pueblo
        (US)                   (f/k/a: Pueblo               Entertainment, Inc.
                             International, Inc.)                 (US)
                                   (US)

          100%                            100%

   Caribad, Inc.              FLBN Corporation
  (Puerto Rico)              (f/k/a: XTRA Super
                             Food Centers, Inc.)
                                   (US)



                                         100%

                              All Truck, Inc.
                                   (US)